CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                              /s/ Arthur Anderson LLP



New Orleans, Louisiana
July 17, 1997